Exhibit 10.5

FORM OF
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2010 INDUCEMENT STOCK PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:
Pursuant to the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan as amended through the date hereof (the “Plan”), Boston Private Financial Holdings, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $1.00 per share (the “Stock”) of the Company.
By accepting this Award, the Grantee confirms the Grantee’s agreement to all of the terms and conditions of any agreement between the Grantee and the Company or any of its subsidiaries that addresses confidentiality obligations and/or post-employment restrictions on solicitation of employees and customers or clients. If the Grantee is not a party to any such agreement, by accepting this Award, the Grantee agrees to the terms and conditions of the Non-Solicitation and Confidentiality Agreement attached as Exhibit I, hereto (the “Non-Solicitation Agreement”). The Non-Solicitation Agreement addresses confidentiality of Company information, post-employment restrictions on solicitation of employees and customers or clients and other similar matters and should be reviewed carefully by the Grantee. If this Award is not so accepted within 30 days of the Grant Date, the Grantee shall forfeit the Award in its entirety (regardless of whether vested or unvested).
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The Grantee shall have no rights to this Award unless he or she shall have accepted the Award electronically through the Company’s Stock Plan Administration System. The restrictions and conditions in this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

ACTIVE/89664506.5

Number of Restricted Stock Units Vested	Vesting Date

_____________ (100%)	_______________, 20__
3.Termination of Employment. Except as otherwise provided in this Paragraph 3, if the Grantee’s employment with the Company and its subsidiaries is voluntarily or involuntarily terminated for any reason prior the Vesting Date, all Restricted Stock Units shall immediately and automatically be forfeited. Notwithstanding the foregoing, if the Grantee’s employment with the Company and its subsidiaries is terminated (a)(i) due to Grantee’s disability (as determined by the Administrator), (ii) due to Grantee’s Retirement (as defined in the Plan), or (iii) by the Company without Cause (as defined below) the Grantee shall be eligible to vest with respect to a pro-rated portion of the Award, calculated based on (A) the number of days from the Grant Date through the date of the Grantee’s termination of employment, divided by (B) the number of days from the Grant Date through the Vesting Date, or (b) due to Grantee’s death, the Restricted Stock Units shall vest with respect to a pro-rated portion of the Award, calculated based on (A) the number of days from the Grant Date through the Grantee’s termination of employment divided by (B) the number of days from the Grante Date through the Vesting Date. The Administrator’s determination of the reason for termination of the Grantee’s employment shall be conclusive and binding on the Grantee and his or her representatives or legatees.
“Cause” means a termination of Grantee’s employment as a result of (i) conviction of the Grantee of, or plea of guilty or nolo contendere by the Grantee to, a felony, or (ii) dishonest acts against the Company or any of its subsidiaries, or (iii) misconduct which is likely to cause financial loss to the Company or any of its subsidiaries or to cause damage to the business reputation of the Company or any of its subsidiaries, or (iv) willful or repeated misconduct or gross neglect constituting bad faith in performing the Grantee’s duties with the Company, or (v) breach of fiduciary duty involving personal profit to the Grantee. For purposes of clause (iv), no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company and any of its subsidiaries. In the event the Grantee is a party to an employment agreement with the Company or any subsidiary that contains a different definition of “cause,” the definition set forth in such other agreement shall be applicable to the Grantee for purposes of this Agreement and not this definition.
4.Change of Control. Notwithstanding the provisions of Paragraph 3 above, or the provisions of any agreement between the Grantee and Company or any subsidiary that is in effect as of the date hereof, in the event of a Change of Control (as defined in the Plan) or Sale Event (as defined in the Plan) prior to the Vesting Date, (i) if, in connection with such Change of Control or Sale Event, this Award is not assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor (in accordance with the Plan), the Restricted Stock Units shall automatically become vested with respect to a pro-rated portion of the Award calculated based on (a) the number of days from the Grant Date through the effective date of such Change of Control or Sale Event divided by (b) the number of days from the Grant Date through the Vesting Date, and (ii) if this Award is assumed or continued by the successor entity in such Change of Control or Sale Event or substituted with a new award of such successor subject to the provisions of the Plan, the Restricted Stock Units shall vest in accordance with Paragraphs 2 and 3 of this Agreement (as applicable), subject, in each case, to the terms of the Plan.
5.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than thirty days after the Vesting Date), the Company shall (i) issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to

ACTIVE/89664506.5

Paragraphs 2 and 3 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares, and (ii) pay in cash to the Grantee an amount equal to the product of (x) the amount of dividends payable per share of Stock since the Grant Date and (y) the number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date.
6.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have, and the Company shall have the authority to cause, the required minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.
8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
9.No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Grantee at any time.
10.Clawback. This Award and any Restricted Stock Units granted hereunder (and any gains thereon) shall be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such Restricted Stock Units was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria. If the Company or its subsidiaries terminate the Grantee’s service relationship due to the Grantee’s gross negligence or willful misconduct (whether or not such actions also constitute Cause hereunder), which conduct, directly or indirectly results in the Company preparing an accounting restatement, and/or if the Grantee breaches any provision of the Non-Solicitation Agreement (or, if applicable, such other agreement referenced in Paragraph 1 above), any Restricted Stock Units granted hereunder, whether or not vested, (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.”
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant

ACTIVE/89664506.5

Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

ACTIVE/89664506.5

General Form

EXHIBIT I (A): NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT FOR NON-CALIFORNIA RESIDENTS

I acknowledge that I enter into this Non-Solicitation and Confidentiality Agreement (the “Agreement”) in connection with an award of restricted stock, restricted stock units or a grant of a stock option (together, an “Award”) that is made on or about the date of the proposal of this Agreement, pursuant to the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan or any subsequent stock option and/or restricted stock plan of Boston Private Financial Holdings, Inc. (together, the “Plan”) and that I shall forfeit the Award (whether vested or unvested) if I do not execute this Non-Solicitation and Confidentiality Agreement (the “Agreement”) within 30 days of the grant date of the Award.
For purposes of this Agreement, the “Company” refers to Boston Private Financial Holdings, Inc. (“BPFH”) and any and all of its wholly or partially owned subsidiaries.
In consideration for my eligibility for any Award, I hereby agree as follows:
1.Confidential Information. During my employment with the Company and at all times thereafter, I shall keep secret and retain in strictest confidence, and shall not disclose or use, other than in the proper performance of my responsibilities for the Company, any Confidential Information. “Confidential Information” means any information, whether or not in writing, concerning the Company’s business or activities that the Company has not released to the general public. I acknowledge that all Confidential Information is the property of the Company. I understand that the term “Confidential Information” includes, but is not limited to financial statements, business plans, document templates, term sheets, policies and procedures, proprietary training materials, personnel, board materials and minutes, operations, customer and client lists and identities, potential customers and clients, vendor lists and agreements, employees, servicing methods, strategies and strategic planning materials, analyses, profit margins and other proprietary information in connection with the Company; provided, however, that Confidential Information shall not include any information which is generally known to the public or becomes known in the industry through no wrongful act on my part. Confidential Information also includes information received in confidence by the Company from its customers, clients or other third parties.
2.Return of Confidential Information and Other Property. I shall deliver to the Company all copies of Confidential Information and other Company property (which includes but is not limited to any documents, notes or other work product connected with or derived from my services to or affiliation with the Company, whether in electronic or paper form) in my possession or control upon the earlier of a request by the Company or termination of my employment.
3.Non-Solicitation/Non-Accept.
(a)During my employment with the Company, and for the period ending on the first anniversary of the effective date of my termination of employment with the Company, I shall not directly or indirectly:
(i)solicit or accept for employment with another employer or employ any person then, or within the prior six (6) months, employed by the Company, or request, influence or

ACTIVE/89664506.5

advise any person who at the time of such communication is employed by the Company to leave such employment; or
(ii)influence or advise any business that is or may be competitive with the business of the Company to employ any person who is employed by the Company; or
(iii)solicit or accept any customer or client of the Company to do business with any person or entity other than the Company or request, induce or advise any customer or client of the Company to withdraw, curtail, diminish or cease his, her or its business with the Company.
(iv)For purposes of Section 3(a), I understand and acknowledge the following for purposes of this Agreement:
(v)A business is or may be “competitive” with the Company if such business is engaged in banking, investment management, financial planning, trust administration or other related financial services;
(vi)to “employ” means to perform services as a common law employer or as an independent contractor for the Company or another person or entity;
(vii)if I advise others concerning the process of encouraging a person to become employed or a customer to do business, I will be considered to have solicited such person or customer regardless of whether I directly engage in solicitation of the person;
(viii)I shall be considered to “accept for employment” or “employ” any person who becomes employed by another employer if:
(A)I advise any bank or other business with which I am affiliated to consider such person for employment,
(B)I participate in any way in the consideration of any such person for employment, or
(C)such person becomes employed in a position in which I supervise such person;
(ix)I shall be considered to “accept” a customer or client if I perform services for such customer or client;
(x)a “customer or client of the Company” means any person or entity who or which did business with the Company during my employment with the Company; provided that, if my employment with the Company is limited exclusively to Boston Private Bank & Trust Company and its predecessors (the “Bank”), a “customer or client of the Company” shall be limited to any person or entity who or which did business with the Bank during my employment with the Bank. for purposes of the post-employment restrictions in this Section 3.
(b)I hereby acknowledge the necessity of the protection provided to the Company under this Agreement. I have carefully considered the nature and scope of such protection. The Company and I hereby agree that the unique nature of the business of the Company and the nature of my services for the Company require the protection specified in this Agreement. The consideration described in this Agreement is sufficient and adequate to compensate me for agreeing to the restrictions contained herein. I

ACTIVE/89664506.5

acknowledge that I can continue to actively pursue my career and earn sufficient compensation without breaching any of the foregoing restrictions. The period of the post-employment restrictions in this Agreement is expressly represented and agreed to be fair, reasonable and necessary.
4.Other Obligations. I represent and warrant to the Company that I am not under any contract, agreement or restrictive covenant, and have not previously executed any documents whatsoever with any other person, firm, association, or corporation, that will, in any manner, prevent me from performing any of the job duties and responsibilities that may be assigned to me from time to time by the Company. I also represent and warrant that I will not bring and have not brought with me to the Company and that I will not use in the course and scope of my employment with the Company any confidential, proprietary and/or trade secret materials, documents or information that I obtained from a former employer or other individual or entity, without the express written authorization of the pertinent former employer or other individual or entity. I further represent and warrant that, during my employment with the Company, I will not breach any obligation or duty to maintain confidential and not to disclose or use that I may owe to any former employer or other individual or entity, and I agree to fulfill and comply with any and all such obligations and duties during my employment by the Company.
5.Notice to Future Employers and of Future Employment.
(a)I agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I will inform each prospective new employer I may have, prior to accepting employment, of the existence of this Agreement, and I shall provide each prospective employer with a copy of this Agreement.
(b)I also agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I shall notify the Company in writing of any subsequent engagement, occupation or employment, whether as owner, employee, officer, director, agent, consultant, independent contractor or the like, and my duties and responsibilities with respect to any such position.
6.Enforcement and Remedies. I hereby acknowledge that upon my breach of any of the covenants contained in this Agreement, the Company will suffer irreparable harm for which the remedy at law will be inadequate, and that an injunction may be entered against me by any court having jurisdiction, restraining me from breaching any of the provisions of this Agreement or continuing the breach of any such provisions, without the necessity of posting a bond. Resort to such equitable relief shall not be construed to be a waiver by the Company of any other rights or remedies that the Company may have to recover damages or other relief. In addition, if the Company prevails in an action to enforce this Agreement, I shall compensate the Company for its reasonable attorneys’ fees and related expenses incurred in enforcing this Agreement.
7.At-Will Employment. It is my understanding that the Company or I may terminate my employment at any time, with or without cause; provided that if I have entered into or in the future enter into a separate written and fully executed employment agreement that expressly provides for employment on other than an at-will basis, my employment status pursuant to such agreement shall supersede the foregoing acknowledgment of at-will employment.
8.Amendment or Modification. This Agreement may not be changed or amended except in writing signed by myself and the Company.

ACTIVE/89664506.5

9.Severability. All provisions, terms, conditions, paragraphs, agreements and covenants (“Provisions”) contained in this Agreement are severable and, in the event any one of them shall be held to be invalid, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision.
10.Survival and Assignment by the Company. The Company may assign the rights given to it in this Agreement, and this Agreement shall survive any sale of assets, merger, consolidation, or other change in corporate structure. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment or any transfer between Company entities and that no such changes shall constitute a termination of my employment. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. Notwithstanding the foregoing, if my employment terminates without Cause upon or following a Change of Control or a Sale Event, my obligations under Section 3 (“Non-Solicitation/Non-Accept”) shall no longer be in effect. For purposes of this Agreement, (i) a termination without “Cause” shall have the same meaning as a Job Elimination, as that term is defined in the BPFH Severance Pay Plan as in effect on the date of this Agreement; and (ii) the terms “Change of Control” and “Sale Event” shall have the same meanings as set forth in the Plan.
11.Waiver. The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of such provision or the breach of any other provision contained in this Agreement.
12.Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Massachusetts without regard to conflict of law provisions.
13.Knowledge of Rights and Duties. I have carefully reviewed and completely read all of the provisions of this Agreement and understand my rights, duties, obligations and responsibilities under this Agreement. I acknowledge that I am knowingly and voluntarily entering into this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date shown below.

___________________________________        Martha T. Higgins, Executive Vice President

EMPLOYEE (Print Name)	FOR THE COMPANY (Print name, title & employer)

___________________________________        ____________________________________
Signature                        Signature

DATE:_____________________________

ACTIVE/89664506.5

EXHIBIT I (B): NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT (FOR CALIFORNIA RESIDENTS ONLY)

I acknowledge that I enter into this Non-Solicitation and Confidentiality Agreement (the “Agreement”) in connection with an award of restricted stock, restricted stock units or a grant of a stock option (together, an “Award”) that is made on or about the date of the proposal of this Agreement, pursuant to the Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan or any subsequent stock option and/or restricted stock plan of Boston Private Financial Holdings, Inc. (together, the “Plan”) and that I shall forfeit the Award (whether vested or unvested) if I do not execute this Non-Solicitation and Confidentiality Agreement (the “Agreement”) within 30 days of the grant date of the Award.
For purposes of this Agreement, the “Company” refers to Boston Private Financial Holdings, Inc. (“BPFH”) and any and all of its wholly or partially owned subsidiaries.
In consideration for my eligibility for any Award, I hereby agree as follows:
1.Confidential Information. During my employment with the Company and at all times thereafter, I shall keep secret and retain in strictest confidence, and shall not disclose or use, other than in the proper performance of my responsibilities for the Company, any Confidential Information. “Confidential Information” means any information, whether or not in writing, concerning the Company’s business or activities that the Company has not released to the general public. I acknowledge that all Confidential Information is the property of the Company. I understand that the term “Confidential Information” includes, but is not limited to financial statements, business plans, document templates, term sheets, policies and procedures, proprietary training materials, personnel, board materials and minutes, operations, customer and client lists and identities, potential customers and clients, vendor lists and agreements, employees, servicing methods, strategies and strategic planning materials, analyses, profit margins and other proprietary information in connection with the Company; provided, however, that Confidential Information shall not include any information which is generally known to the public or becomes known in the industry through no wrongful act on my part. Confidential Information also includes information received in confidence by the Company from its customers, clients or other third parties.
2.Return of Confidential Information and Other Property. I shall deliver to the Company all copies of Confidential Information and other Company property (which includes but is not limited to any documents, notes or other work product connected with or derived from my services to or affiliation with the Company, whether in electronic or paper form) in my possession or control upon the earlier of a request by the Company or termination of my employment.
3.Non-Solicitation. During my employment with the Company, and for the period ending on the first anniversary of the effective date of my termination of employment with the Company, I shall not, directly or indirectly, solicit any person then, or within the prior six (6) months, employed by the Company, or request, influence or advise any person who at the time of such communication is employed by the Company to leave such employment.
4.Other Obligations. I represent and warrant to the Company that I am not under any contract, agreement or restrictive covenant, and have not previously executed any documents whatsoever with any other person, firm, association, or corporation, that will, in any manner, prevent me from performing any of the job duties and responsibilities that may be assigned to me from time to time by the Company. I also represent and warrant that I will not bring and have not brought with me to the Company

ACTIVE/89664506.5

and that I will not use in the course and scope of my employment with the Company any confidential, proprietary and/or trade secret materials, documents or information that I obtained from a former employer or other individual or entity, without the express written authorization of the pertinent former employer or other individual or entity. I further represent and warrant that, during my employment with the Company, I will not breach any obligation or duty to maintain confidential and not to disclose or use that I may owe to any former employer or other individual or entity, and I agree to fulfill and comply with any and all such obligations and duties during my employment by the Company.
5.Notice to Future Employers. I agree that during my employment with the Company and for the period of one (1) year following the termination of my employment with the Company for any reason, I will inform each prospective new employer I may have, prior to accepting employment, of the existence of this Agreement, and I shall provide each prospective employer with a copy of this Agreement. I also agree that the Company has the right to independently contact any potential or actual future employer of mine to notify the future employer of my obligations under this Agreement and provide such future employer with a copy of this Agreement.
6.Enforcement and Remedies. I hereby acknowledge that upon my breach of any of the covenants contained in this Agreement, the Company will suffer irreparable harm for which the remedy at law will be inadequate, and that an injunction may be entered against me by any court having jurisdiction, restraining me from breaching any of the provisions of this Agreement or continuing the breach of any such provisions, without the necessity of posting a bond. Resort to such equitable relief shall not be construed to be a waiver by the Company of any other rights or remedies that the Company may have to recover damages or other relief. In addition, if the Company prevails in an action to enforce this Agreement, I shall compensate the Company for its reasonable attorneys’ fees and related expenses incurred in enforcing this Agreement.
7.At-Will Employment. It is my understanding that the Company or I may terminate my employment at any time, with or without cause; provided that if I have entered into or in the future enter into a separate written and fully executed employment agreement that expressly provides for employment on other than an at-will basis, my employment status pursuant to such agreement shall supersede the foregoing acknowledgment of at-will employment.
8.Amendment or Modification. This Agreement may not be changed or amended except in writing signed by myself and the Company.
9.Severability. All provisions, terms, conditions, paragraphs, agreements and covenants (“Provisions”) contained in this Agreement are severable and, in the event any one of them shall be held to be invalid, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision.
10.Survival and Assignment by the Company. The Company may assign the rights given to it in this Agreement, and this Agreement shall survive any sale of assets, merger, consolidation, or other change in corporate structure. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment or any transfer between Company entities and that no such changes shall constitute a termination of my employment. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. I also acknowledge that provisions of this Agreement shall continue in effect following the termination of my employment as specified above. Notwithstanding the foregoing, if my employment terminates without Cause upon or following a Change of Control or a Sale Event, my obligations under

ACTIVE/89664506.5

Section 3 (“Non-Solicitation”) shall no longer be in effect. For purposes of this Agreement, (i) a termination without “Cause” shall have the same meaning as a Job Elimination, as that term is defined in the BPFH Severance Pay Plan as in effect on the date of this Agreement; and (ii) the terms “Change of Control” and “Sale Event” shall have the same meanings as set forth in the Plan.
11.Waiver. The waiver by the Company of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of such provision or the breach of any other provision contained in this Agreement.
12.Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of California without regard to conflict of law provisions.
13.Knowledge of Rights and Duties. I have carefully reviewed and completely read all of the provisions of this Agreement and understand my rights, duties, obligations and responsibilities under this Agreement. I acknowledge that I am knowingly and voluntarily entering into this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date shown below.

___________________________________        Martha T. Higgins, Executive Vice President

EMPLOYEE (Print Name)	FOR THE COMPANY (Print name, title & employer)

___________________________________        ____________________________________
Signature                        Signature

DATE:_____________________________

ACTIVE/89664506.5